UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 23, 2010
(Date of Earliest Event Reported)

PENN VIRGINIA GP HOLDINGS, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33171	20-5116532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 687-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2010, Frank A. Pici resigned from his positions as Vice President and Chief Financial Officer of Penn Virginia Resource GP, LLC (the “PVR General Partner”), general partner of Penn Virginia Resource Partners, L.P. (“PVR”) and Vice President and Chief Financial Officer of PVG GP, LLC (the “General Partner”), general partner of Penn Virginia GP Holdings, L.P. (“PVG”).

On March 23, 2010, the Board of Directors of each of the PVR General Partner and the General Partner appointed Robert B. Wallace, age 48, to the positions of Executive Vice President and Chief Financial Officer of the PVR General Partner and the General Partner.  Mr. Wallace served as Senior Vice President, Finance and Chief Financial Officer of Buckeye GP LLC, the general partner of Buckeye Partners, L.P., a refined petroleum products pipeline company, from September 2004 to July 2007.  Mr. Wallace also served as Senior Vice President, Finance and Chief Financial Officer of MainLine Management LLC, the general partner of Buckeye GP Holdings L.P., from September 2004 to July 2007.  Prior to joining Buckeye, Mr. Wallace served as Executive Director, Corporate Finance of the Energy Group of UBS Investment Bank from September 1997 to February 2004.

A press release announcing Mr. Pici’s resignations and Mr. Wallace’s appointments is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Concurrent with his appointment as the Executive Vice President and Chief Financial Officer of the PVR General Partner, Mr. Wallace entered into an Employment Agreement with the PVR General Partner containing the terms and conditions described below.  The following description is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Term. The Employment Agreement has a three-year term, which, after 365 days, is automatically extended for consecutive one-day periods until terminated by notice from the PVR General Partner.  If such notice is given, the Employment Agreement will terminate two years after the date of such notice.

Compensation.  Mr. Wallace will be entitled to an annual base salary of $275,000, a target annual cash incentive bonus of 50% of his base salary and a target annual equity incentive of 100% of his base salary.  In addition, on March 23, 2010, Mr. Wallace was granted 11,156 phantom units of PVR (the “Initial Unit Grant”) pursuant to the Penn Virginia Resource GP, LLC Fifth Amended and Restated Long-Term Incentive Plan, which will vest in equal installments over three years.

Triggering Events. The Employment Agreement provides severance benefits to Mr. Wallace upon the occurrence of two events (the “Triggering Events”).  Specifically, if a change of control of PVG, the General Partner, the PVR General Partner, PVR or Penn Virginia Corporation (“PVA”) (if PVA is an affiliate of the PVR General Partner at the time of the change of control) occurs and, within two years after the date of such change of control, either (i) Mr. Wallace’s employment is terminated for any reason other than for cause or Mr. Wallace’s inability to perform his duties for at least 180 days due to his disability or (ii) Mr. Wallace terminates his employment due to a reduction in authority, duties, title, status or responsibility, a material breach of the Employment Agreement by the PVR General Partner, the PVR General Partner’s failure to obtain an agreement from its successor to assume his Employment Agreement or the relocation by more than 100 miles of the PVR General Partner’s Radnor, Pennsylvania office or the PVR General Partner requires Mr. Wallace to be based at any other office if the new office is more than 50 miles from the Radnor office location, then Mr. Wallace will receive the change of control severance payments and other benefits described below.

Change of Control Severance Benefits.  If the Triggering Events occur after March 23, 2011, (i) Mr. Wallace will receive a lump sum, in cash, of an amount equal to three times the sum of Mr. Wallace’s annual base salary plus the highest cash bonus paid to him during the two-year period prior to termination, subject to reduction as described below under “Excise Taxes” and (ii) all restricted and phantom PVG and PVR units then held by Mr. Wallace will immediately vest and all restrictions thereon will lapse and all unit options to purchase PVG or PVR units then held by Mr. Wallace will immediately vest and will remain exercisable for the shorter of three years or the remainder of the options’ respective terms.  The PVR General Partner will also provide certain health and dental benefit-related payments to Mr. Wallace as well as certain outplacement services.  If the Triggering Events occur during the period commencing on May 23, 2010 and ending on March 23, 2011, (i) Mr. Wallace will receive $275,000 in cash and (ii) the Initial Unit Grant will immediately vest and all restrictions thereon will lapse.

Excise Taxes.  If the PVR General Partner’s independent registered public accountants determine that any payments to be made or benefits to be provided to Mr. Wallace under the Employment Agreement would result in him being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such payments or benefits will be reduced to the extent necessary to prevent him from being subject to such excise tax.

On March 23, 2010, the Compensation and Benefits Committee of the PVR General Partner approved the amendment and restatement of William H. Shea, Jr.’s Employment Agreement to provide that if there occurs a change of control and the PVR General Partner’s office is relocated by more than 100 miles from the PVR General Partner’s Radnor, Pennsylvania office or the PVR General Partner requires Mr. Shea to be based at any new office if the new office is more than 50 miles from the Radnor office location then Mr. Shea will receive the change of control payments and other benefits described in his Employment Agreement.

The foregoing description of Mr. Shea’s Amended and Restated Employment Agreement is qualified in its entirety by reference to such agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Employment Agreement between Robert B. Wallace and Penn Virginia Resource GP, LLC dated March 23, 2010 (incorporated by reference to Exhibit 10.1 to Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on March 24, 2010).

10.2
Amended and Restated Employment Agreement between William H. Shea, Jr. and Penn Virginia Resource GP, LLC dated March 23, 2010 (incorporated by reference to Exhibit 10.2 to Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on March 24, 2010).

99.1	Press Release dated March 23, 2010 (incorporated by reference to Exhibit 99.1 to Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on March 24, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 24, 2010

Penn Virginia GP Holdings, L.P.
By:	PVG GP, LLC,
its general partner

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President, Chief Administrative
Officer and General Counsel